CERTIFICATE OF INCORPORATION

OF

ViCon Products Corp.

United States Corporation Company

129 South State Street, Dover, Delaware

Albany, N. Y.	Los Angeles, Cal.
Carson City, Nev.	Philadelphia, Pa.
Chicago, Ill.	St. Louis, Mo.
Jersey City, N. J.	Washington, D. C.

Executive Offices

60 Wall Street, New York, New York 10005

FILED

APR 7 1969 9 AM

Eugene Bunting

SECRETARY OF STATE

7086-10

CERTIFICATE OF INCORPORATION

OF

ViCon Products Corp.

United States Corporation Company

129 South State Street, Dover, Delaware

Albany, N. Y.	Los Angeles, Cal.
Carson City, Nev.	Philadelphia, Pa.
Chicago, Ill.	St. Louis, Mo.
Jersey City, N. J.	Washington, D. C.

Executive Offices

60 Wall Street, New York, New York 10005

FILED

APR 7 1969 9 AM

Eugene Bunting

SECRETARY OF STATE

7086-10

CERTIFICATE OF INCORPORATION

OF

ViCon Products Corp.

FIRST: The name of the corporation (herein called the "Company") is ViCon Products Corp.

SECOND: The registered office of the Company is to be located at No. 306 South State Street, Dover, Kent County, Delaware. The name of its registered agent at that address is ~~XXXXX~~ United States Corporation Company.

THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Company is authorized to issue is 1,000,000 shares of Common Stock, par value $0.10 per share. No holder of Common Stock shall have any pre-emptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of any class, whether now or hereafter authorized. Subject to the provisions of law and the foregoing provisions of this Certificate of Incorporation, the Company may

issue shares of its Common Stock, from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Company, shall be deemed fully paid stock, and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

FIFTH: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent.

SIXTH: The Company shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify

any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters.

SEVENTH: The minimum amount of capital with which the Company will commence business is $1,000.

EIGHTH: The Company shall have perpetual existence.

NINTH: The private property of the stockholders of the Company shall not be subject to the payment of corporate debts to any extent whatever.

TENTH: The names and places of residence of the incorporators are as follows:

Names	Residences
I. Meyer Pincus	Great Neck, New York
Joel Hasen	Mamaroneck, New York
Jay W. Seeman	New York, New York

We, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly,

have hereunto set our hands and seals this 27 day of March, 1969.

_______________ (L.S.)
I. Meyer Pincus

_______________ (L.S.)
Joel Hasen

_______________ (L.S.)
Jay W. Seeman

STATE OF NEW YORK)
SS.:
COUNTY OF NEW YORK)

BE IT REMEMBERED, that on this 27th day of March, 1969, personally came before me, GERTY SANDER, a Notary Public, in and for the County and State aforesaid, I. MEYER PINCUS and JAY W. SEEMAN, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are true.

Given under my hand and seal of office, the date and year aforesaid.

Gerty Sander
Notary Public

GERTY SANDER
NOTARY PUBLIC, State of New York
No. 41-6755500 - Queens County
Term Expires March 30, 1970

CERTIFICATE OF REDUCTION OF CAPITAL

OF

VICON PRODUCTS CORP.

Adopted in accordance with the provisions of Section 244 of the General Corporation Law of the State of Delaware

7086-10

FILED

DEC 31 1970 9A.M.

Eugene Bunting
Secretary of State

CERTIFICATE OF REDUCTION OF CAPITAL

OF

ViCon Products Corp.

Adopted in accordance with the provisions of Section 244 of the General Corporation Law of the State of Delaware

---

We, Leonard Scrivo, President, and Jay W. Seeman, Secretary, of ViCon Products Corp. a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

FIRST: That a resolution of the Board of Directors of ViCon Products Corp. has been duly adopted, and has been supplemented by a resolution adopted by the holders of record of a majority of the total number of outstanding shares of the corporation having voting powers at a meeting of the stockholders called for that purpose, all in accordance with the provisions of Section 228 of the General Corporation Law, reducing the capital of said corporation from Thirty Thousand Dollars ($30,000) to Ten Thousand Dollars ($10,000), constituting a total reduction of Twenty Thousand Dollars ($20,000), and that the manner in which such reduction is to be effected is: By chang-

ing each share of common stock outstanding, having a par value of $.10 per share, to one-third of a share of common stock, having a par value of $.03 1/3 per share, thus reducing the aggregate number of shares outstanding from 300,000 par value $.10 per share to 100,000, par value $.10 per share.

SECOND: That the assets of the corporation remaining after such reduction of capital are sufficient to pay any debts of said corporation, payment of which has not otherwise been provided for.

IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the corporation to be hereunto affixed this 30th day of December, 1970.

President

Attest:

Secretary

STATE OF NEW YORK)
COUNTY OF NEW YORK) ss.:

BE IT REMEMBERED that on this 30th day of December, 1970, personally came before me Joel Hasen, a Notary Public in and for the County and State aforesaid, Leonard Scrivo, a party to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to be his act and deed, and that the facts therein stated are true.

GIVEN under my hand and seal of office the day and year aforesaid.

JOEL HASEN
Notary Public, State of New York
No. 60-6798210
Qualified in Westchester County

CERTIFICATE OF AMENDMENT

-Of-

CERTIFICATE OF INCORPORATION

-Of-

ViCon Products Corp.

7086-10

FILED

NOV 17 1978 9Am.

SECRETARY OF STATE

SINGER HUTNER LEVINE & SEEMAN
110 EAST 59TH STREET, NEW YORK, N.Y. 10022

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ViCon Products Corp.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is ViCon Products Corp.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FOURTH" thereof and by substituting in lieu of said Article the following new Article.

> "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 1,500,000 shares of Common Stock, par value $0.10 per share. No holder of Common Stock shall have any pre-emptive right to subscribe to stock or other securities of any class, whether now or hereafter authorized. Subject to the provisions of law and the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock, from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Corporation, shall be deemed fully paid stock, and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares."

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on September 14, 1978.

Leonard Scrivo

Leonard Scrivo, President

Attest:

Alfred Edelman

Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VICON PRODUCTS CORP.

7086-10

FILED

APR 24 1981

9 Am

SECRETARY OF STATE

SINGER HUTNER LEVINE & SEEMAN
A PROFESSIONAL CORPORATION
110 EAST 59TH STREET, NEW YORK, N.Y. 10022

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VICON PRODUCTS CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is ViCon Products Corp.

2. The Certificate of Incorporation of the Corporation is hereby amended as follows:

(a) By changing the name of the Corporation as appears in Article "FIRST" from "ViCon Products Corp." to "VICON FIBER OPTICS CORP."; and

(b) By striking out the first sentence of Article "FOURTH" thereof and by substituting in lieu of said sentence the following new sentence:

> "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 5,000,000 shares of Common Stock, par value $0.10 per share. . . ."

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on April 14, 1981.

Leonard Scrivo, President

Attest:

Alfred Edelman
Secretary

CERTIFICATE OF INCORPORATION

OF

ViCon Products Corp.

FILED

APR 7 1969 9 AM

Eugene Bunting

SECRETARY OF STATE

7086-10

CERTIFICATE OF INCORPORATION

OF

ViCon Products Corp.

United States Corporation Company

129 South State Street, Dover, Delaware

Albany, N. Y.	Los Angeles, Cal.
Carson City, Nev.	Philadelphia, Pa.
Chicago, Ill.	St. Louis, Mo.
Jersey City, N. J.	Washington, D. C.

Executive Offices

60 Wall Street, New York, New York 10005

FILED

APR 7 1969 9 AM

Eugene Bunting

SECRETARY OF STATE

7086-10

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/10/1992
682010051 - 708610

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

VICON FIBER OPTICS CORP.

The undersigned, LEONARD SCRIVO, President and LES WASSER, Secretary, of VICON FIBER OPTICS CORP., a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, DO HEREBY CERTIFY, as follows:

FIRST: At a meeting of the Board of Directors of said Corporation, the directors adopted the following resolution:

RESOLVED, that it is advisable and in the best interests of the Corporation to amend the Certificate of Incorporation by amending paragraph fourth to read as follows:

FOURTH: The authorized capital stock of the Corporation shall consist of Twenty Million (20,000,000) shares, all of which shall be Common Stock of the par value of one cent ($.01) per share.

Each share of Common Stock, ten cents ($.10) par is hereby reclassified and converted into one share of Common Stock, one cent ($.01) par.

SECOND: The above amendment was submitted to a meeting of the holders of Common Stock , constituting the only class entitled to vote thereon, and was approved by the holders of a majority of the shares of Common Stock entitled to vote. This Certificate is being filed in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, VICON FIBER OPTICS CORP. has caused this Certificate to be signed and its Corporate seal to be affixed by the Secretary this 20th day of December, 1991.

VICON FIBER OPTICS CORP.

by [signature]
LEONARD SCRIVO, President

Attest:

[signature]
LES WASSER, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:45 AM 07/29/2010
FILED 09:45 AM 07/29/2010
SRV 100784627 - 0708610 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Vicon Fiber Optics Corp.

2. The Registered Office of the corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is United States Corporation Company.

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 04/07/1969.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D.2004, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: Allen Borkowski
Authorized Officer

Name: Allan Borkowski
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